                            PATENT SECURITY AGREEMENT

          THIS PATENT SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement") made as of December 31, 1995, by REUTER MANUFACTURING, INC. (the "Borrower), in favor of SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation, under that certain Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") of even date herewith by and between the Borrower and the Lender.

                                   WITNESSETH:

          WHEREAS, pursuant to the Loan Agreement, the Lender has, subject to the satisfaction of certain conditions precedent, agreed to make loans and other financial accommodations (collectively, the "Loans") to the Borrower; and

          WHEREAS, Lender has required as a condition, among others, to the making of the Loans to the Borrower, in order to secure the prompt and complete payment, observance and performance of all of the Borrower's obligations and liabilities under the Loan Agreement and under all of the other instruments, documents and agreements executed by the Borrower and delivered to the Lender in connection with the Loan Agreement including, without limitation, this Agreement (all such obligations and liabilities being hereinafter referred to collectively as the "Liabilities"), that the Borrower execute and deliver this Agreement to the Lender;

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:

          1.   DEFINED TERMS.

          (a) Unless otherwise defined herein, the capitalized terms used herein which are defined in the Loan Agreement shall have the meanings specified in the Loan Agreement.

          (b) The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

          (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

          2. INCORPORATION OF THE LOAN AGREEMENT. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.

          3. SECURITY INTEREST IN PATENTS AND LICENSES. To secure the prompt and complete and timely payment, performance and satisfaction of all of the Liabilities, the Borrower hereby grants to the Lender, a security interest in, as and by way of a mortgage and security interest having priority over all other security interests, except those listed on SCHEDULE C attached hereto, with power of sale to the extent permitted by applicable law, all of the Borrower's now owned or existing or hereafter acquired or arising:

          (a) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on SCHEDULE A attached hereto and made a part hereof, and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) the goodwill of the Borrower's business symbolized by the foregoing and connected therewith, and (v) all of the Borrower's rights corresponding thereto throughout the world (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Patents"); and

          (b) rights under or interests in any patent license agreements with any other party in connection with any of the Patents or such other party's patents and patent applications, and the inventions and improvements described and claimed therein, whether the Borrower is a licensor or licensee under any such license agreement, including, without limitation, those patent license agreements listed on SCHEDULE B attached hereto and made a part hereof, and the right, upon the occurrence and during the continuation of an Event of Default, to prepare and sell any and all Inventory now or hereafter owned by the Borrower and now or hereafter covered by such licenses, and all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing (all of the foregoing are hereinafter referred to collectively as the "Licenses").

          4. RESTRICTIONS ON FUTURE AGREEMENTS. The Borrower will not, without the prior written consent of the Lender, enter into any agreement, including, without limitation, any license agreement which purports to transfer or assign any interest in the Patents or Licenses to any other Person. The Borrower will not take any action or fail to take any action, and will use its best efforts to prevent any action by any Person, including licensees, which would in any respect adversely affect the validity or enforceability of the rights transferred to the Lender under this Agreement or the rights associated with any of the Patents or Licenses.

          5. NEW PATENTS AND LICENSES. The Borrower represents and warrants that the Patents listed on SCHEDULE A include all of the patents and patent applications now owned by the Borrower, that the Licenses listed on SCHEDULE B include all of the patent license agreements held by the Borrower, and that except as listed on SCHEDULE C, no other liens, claims or security interests have been granted by the Borrower to any other Person in such Patents and Licenses. If, prior to the termination of this Agreement, the Borrower shall obtain rights to any new patentable inventions, or become entitled to the reissue, division, continuation, renewal, extension or continuation-in-part of any patent or improvement on any Patent or License, or enter into any new patent license agreement, the provisions of SECTION 3 shall automatically apply thereto, the Borrower shall promptly so notify the Lender in writing, and the Borrower shall execute an amendment to add such new Patents and Licenses to SCHEDULE A or B, as appropriate, upon the request of the Lender. The Borrower hereby authorizes the Lender to unilaterally amend this Agreement to include any such new or other Patents on SCHEDULE A and any such new or other Licenses on SCHEDULE B and to take any action the Lender deems appropriate to perfect or maintain the rights and interests of the Lender, the under this Agreement with respect to such Patents and Licenses.

          6. ROYALTIES. The Borrower hereby agrees that the use by the Lender of the Patents and Licenses as authorized hereunder shall be coextensive with the Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Lender to the Borrower.

          7.   RIGHT TO INSPECT; FURTHER ASSIGNMENTS AND SECURITY INTERESTS.
The Lender shall have the right, at any reasonable time and from time to time, to inspect the Borrower's premises and to examine the Borrower's books, records and operations relating to the Patents or Licenses, including, without limitation, the Borrower's quality control processes; provided that Lender shall not unreasonably interfere with Borrower's business or operations during such inspection. Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, the Lender shall have the right to conduct an inspection at such times as the Lender may, in its discretion, deem appropriate. Any and all such visitations and inspections by the Lender shall be at the Borrower's expense. The Borrower agrees not to sell or assign its interest in, or grant any license under, the Patents or Licenses without the prior written consent of the Lender.

          8. TERMINATION OF THE LENDER'S SECURITY INTEREST. This Agreement is made for collateral security purposes only. Upon payment in full of all of the Liabilities and termination of all financing arrangements between the Lender and the Borrower, this Agreement shall terminate and the Lender shall promptly execute and deliver to the Borrower, at the Borrower's expense, all termination statements and other instruments as may be necessary or proper to terminate the Lender's security interest in the Patents or Licenses, subject to any disposition thereof which may have been made by the Lender pursuant to this Agreement or the Loan Agreement.

          9. DUTIES OF THE BORROWER. The Borrower shall, (i) prosecute diligently any patent application that is part of the Patents pending as of the date hereof or thereafter until the termination of this Agreement, (ii) make application on unpatented but patentable inventions as the Borrower deems appropriate, and (iii) take all take reasonable steps to preserve and maintain all of the Borrower's rights in the Patents and Licenses, including, without limitation, making timely filings with the United States Patent and Trademark Office or any similar office or agency in any state, province or country for renewals and extensions and diligently monitoring unauthorized use thereof. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Licenses to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Licenses, and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Licenses by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder. Any expenses incurred in connection with the foregoing shall be borne by the Borrower.

          10. THE LENDER'S RIGHT TO SUE. After the occurrence and during the continuation of an Event of Default, the Lender shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents or Licenses and, if the Lender shall commence any such suit, the Borrower shall, at the request of the Lender, do any and all lawful acts and execute any and all proper documents required by the Lender in aid of such enforcement. The Borrower shall, upon demand, promptly reimburse the Lender for all costs and expenses incurred by the Lender in the exercise of such enforcement (including, without limitation, reasonable fees and expenses of attorneys and paralegals for the Lender).

          11. WAIVERS. No course of dealing between the Borrower and the Lender and no failure or delay on the part of the Lender to exercise, or delay in exercising, any right, power or privilege hereunder, under the Loan Agreement or under any other agreement, shall operate as a waiver of any of Lender's rights, powers or privileges hereunder or under the Loan Agreement. No single or partial exercise of any right, power or privilege hereunder, under the Loan Agreement or under any other agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          12. EXERCISE OF RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuation of an Event of Default, the Lender may exercise any of the rights and remedies provided in this Agreement, the Loan Agreement and any other agreement executed by the Borrower and delivered to the Lender.

          13. MODIFICATION. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in SECTIONS 4 and 5 hereof or by a writing signed by the Borrower and the Lender.

          14. CUMULATIVE REMEDIES; POWER OF ATTORNEY. All of the rights and remedies of the Lender with respect to the Patents or Licenses, whether established hereby, by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. The Borrower hereby appoints the Lender and all Persons the Lender may designate, in its sole and absolute discretion, as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation, from and after the occurrence and during the continuation of an Event of Default in the Lender's sole discretion, (i) the endorsement of the Borrower's name on all applications, documents, papers and instruments related to the Patents or Licenses, (ii) the assignment, pledge, conveyance or other disposition of the Patents or Licenses to anyone on commercially reasonable terms, (iii) the grant or issuance of any exclusive or non-exclusive license under any of the Patents or Licenses and (iv) the taking of any other actions with respect to the Patents or Licenses as the Lender deems necessary or desirable. The Borrower hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities shall have been paid in full and all financing arrangements between the Lender and the Borrower shall have been terminated. The Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Lender under the Loan Agreement or any of the related agreements, but rather is intended to facilitate the exercise of such rights and remedies. The Lender shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents or Licenses may be located or deemed located.

          15. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the Lender and its respective nominees, successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower. The Borrower shall not assign its obligations hereunder without the Lender's prior written consent.

          16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held invalid or prohibited under applicable law, such provision shall be ineffective only to the extent of such invalidity or prohibition, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          17. NOTICES. All notices or other communications required or desired to be served, given or delivered hereunder shall be served, given or delivered and shall be deemed to have been validly served, given or delivered in accordance with SECTION 13.10 of the Loan Agreement.

          18. DISCLAIMER OF DUTY OF THE LENDER. The Lender shall not be liable for any act, omission, error of judgment or mistake of fact or law with respect to the Patents or Licenses. Without limiting the generality of the foregoing, the Lender shall not be under any obligation to take any action necessary to preserve rights in the Patents or Licenses against any other Persons but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Borrower and added to the Liabilities secured hereby.

          19. SECTION HEADINGS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          20. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                                   REUTER MANUFACTURING, INC.


                                   By:/s/James W Taylor
                                      ___________________________

                                   Name:James W Taylor
                                        ________________________

                                   Its:President
                                       ___________________________

ATTEST:


By:/s/William H. Johnson
   ___________________________
     Secretary

Acknowledged and agreed to in
Chicago, Illinois, as of this
____ day of January, 1996

SANWA BUSINESS CREDIT CORPORATION


By:/s/Thomas P. Guido
   ____________________________

Name:Thomas P. Guido
     __________________________

Its:Group Vice President
    _____________________________

STATE OF MINNESOTA  )
                    ) SS
COUNTY OF RAMSEY    )

     The foregoing Patent Security Agreement was executed and acknowledged before me this 11th day of January, 1996, by James W. Taylor, personally known to me to be the President of Reuter Manufacturing, Inc., on behalf of such corporation.

(SEAL)
                                      /s/Hart Kuller
                                   _____________________________
                                   Notary Public
                                   My commission expires:
                                   Jan. 31, 2000

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                                   Schedule A
                                       to
                            Patent Security Agreement
                          dated as of December 31, 1995

                                     Patents
                                     -------

                                    Attached.

                                   Schedule B
                                       to
                            Patent Security Agreement
                          dated as of December 31, 1995

                                    Licenses
                                    ---------

                                    Attached.

                                   Schedule C
                                       to
                            Patent Security Agreement
                          dated as of December 31, 1995

                               Senior Lienholders
                               ------------------

                                    Attached.

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